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                                                                    Exhibit 4(k)


                                 AMENDMENT NO. 8

                                       TO

                             THE GORMAN-RUPP COMPANY
                    INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                 (As Amended and Restated as of January 1, 1987)
                 -----------------------------------------------

                  The Gorman-Rupp Company, an Ohio corporation, hereby adopts this Amendment No. 8 to The Gorman-Rupp Company Individual Profit Sharing Retirement Plan, as amended and restated as of January 1, 1987 (the "Plan").

                                       I.

                  Effective as of January 1, 1998, the last sentence of Section
8.3 of the Plan is hereby amended to read as follows:

         "Notwithstanding the foregoing provisions of this Section, if the value of a Member's Account exceeds $5,000, distribution of such Account shall not be made prior to the Member's attainment of age 62 (which shall be the normal retirement date for the purposes hereof) without his written consent."

                                       II.

                  Effective as of January 1, 1994, in order to correct a typographical error, the heading to the new section which was added to Article VIII of the Plan by Section 4 of Amendment No. 5 to the Plan is hereby amended to read as follows:

                  "8.12  DISTRIBUTION OF GORMAN-RUPP STOCK."

                                      III.

                  Effective as of January 1, 1998, Article VIII of the Plan is hereby amended by adding the following new Section at the end thereof:




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                  "8.13 DISTRIBUTIONS PURSUANT TO A QDRO. If a qualified
         domestic relations order (as defined in section 414(p) of the Code) so provides, the portion of a Member's Account that is payable to the alternate payee(s) may be distributed to the alternate payee(s) at the time specified in such order, regardless of whether the Member is entitled to a distribution from the Plan at such time. The portion of the Account so payable shall be valued as of the Valuation Date coinciding with or next following the date specified in such order."

                  EXECUTED at Mansfield, Ohio this 18th day of March, 1998.

                                       THE GORMAN-RUPP COMPANY

                                       By  /s/ John A. Walter
                                           ------------------------
                                          Title:  President & CEO
                                                 ------------------


                                       And  /s/ Kenneth E. Dudley
                                           ------------------------
                                          Title:  Treasurer
                                                 ------------------


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